Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-2

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF AN

INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

TINA D. GONZALEZ

(Name of Trustee)

10161 Centurion Parkway

Jacksonville, FL 32256

(Business address: street, city, state and zip code)

CAROLINA POWER & LIGHT COMPANY

d/b/a PROGRESS ENERGY CAROLINAS, INC.

(Exact name of obligor as specified in its charter)

North Carolina	56-0165465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 South Wilmington Street Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds

(Title of the indenture securities)

Item 1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 11.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

None.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, I, Tina Gonzalez, have signed this statement of eligibility in The City of Jacksonville and State of Florida, on the 17th day of May, 2012.

/s/ Tina D. Gonzalez
Tina D. Gonzalez